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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT


NAME OF SUBSIDIARY (JURISDICTION)                                OWNERSHIP
---------------------------------                                ---------
  IVANHOE ENERGY HOLDINGS INC. (Nevada)                          100%
    IVANHOE ENERGY (USA) INC. (Nevada)                           100% (indirect)
         Digital Petrophysics Resources, Inc. (Nevada)           100% (indirect)
         Consultants Royalty Management, Inc. (California)       100% (indirect)
         Digital Petrophysics, Inc. (California)                 100% (indirect)
    IVANHOE ENERGY ROYALTY INC. (Nevada)                         100% (indirect)
    DIATOM PETROLEUM, INC. (Nevada)                              100% (indirect)

  IVANHOE ENERGY INTERNATIONAL VENTURES INC. (BVI)               100%
         Ivanhoe Energy Sweetwater Limited (Malta)               100% (Indirect)
         Ivanhoe Energy (Qatar) Inc. (BVI)                       100% (Indirect)

  IVANHOE ENERGY INTERNATIONAL INC. (B.V.I.)                     100%
         KUBAN PETROLEUM (CYPRUS) LIMITED (Cyprus)               100% (Indirect)
         CEDAR VALLEY PETROLEUM (CYPRUS) LIMITED (Cyprus)        100% (Indirect)

  SUNWING HOLDING CORPORATION                                    100%
         Sunwing Energy Ltd. (Bermuda)                           100% (Indirect)
                  Sunwing Management Limited (Hong Kong)         100% (indirect)
                  Pan-China Resources Ltd. (BVI)                 100% (indirect)
                  Dagang Resources Ltd. (BVI)                    100% (indirect)

  IVANHOE ENERGY ADVISORY INC. (BVI)                                      100%